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                         [K & F INDUSTRIES LETTERHEAD]

                                                                    Exhibit 99.1

                   K & F INDUSTRIES, INC. REPORTS RESULTS FOR
                            THE FIRST QUARTER OF 2004

NEW YORK - May 7, 2004 - K & F Industries, Inc. today reported its results for the quarter ended March 31, 2004. Compared to last year's first quarter, net income was up 16% on strong general aviation sales, higher shipments of fuel tanks to the military, lower operating costs and reduced interest expense during the quarter. In addition, the company generated $20 million of free cash flow during the three months ended March 31, 2004 increasing cash on hand to $45 million at the end of the quarter.

"This was an excellent quarter," stated Kenneth M. Schwartz, president and chief operating officer of K & F Industries, Inc. "Year over year operating income and EBITDA (earnings before interest, taxes, depreciation and amortization) were up 7% and 6%, respectively, despite flat sales and a higher level of expensed program investments," continued Mr. Schwartz. "Consistent with our performance in prior years, the first quarter of this year lagged the traditionally robust performance in the final quarter of the previous year."

Results for the first quarter 2004 compared to 2003:

o    Sales were flat at $83 million versus $82 million.

o    General aviation revenues were $15 million, up 22% from $12 million.

o Military revenues remained strong at $23 million led by increased fuel tank sales.

o    Commercial revenues were $45 million, down $2 million.

o    Operating income totaled $23 million, up from $21 million.

o    EBITDA rose to $26 million, up $1.4 million.

o    EBITDA margins increased to 30.8% from 29.4%.

o    Bookings were $90 million, up 19% from $75 million.


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                                 Segment Results

o Revenues for Aircraft Braking Systems Corporation were $69 million, down $2 million from the year earlier period. EBITDA remained steady at $23 million, as EBITDA margins grew to 33.6% of sales versus 32.6% in the prior year.

o Revenues for Engineered Fabrics Corporation were $14 million, up 30.7% from $11 million. EBITDA was also up over two and a half times on the increased sales, to $2.5 million versus $929 thousand in the prior year. Bookings in the first quarter rose 8% to $19 million versus $18 million a year earlier.


                          Financial Guidance Reaffirmed

Overall, K & F had an increase in orders of 19% during the first quarter of 2004 versus the same period in the prior year. "This robust order flow was across all market sectors and increases our confidence that K & F will achieve the 2004 guidance that we previously reported. For the full year 2004, K & F expects to report slightly higher sales, while EBITDA and net income are expected to be flat with 2003 levels, reflecting increased program investments," stated Mr. Schwartz.


K & F Industries, Inc., through its Aircraft Braking Systems Corporation subsidiary, is a worldwide leader in the manufacture of wheels, brakes and brake control systems for commercial transport, general aviation and military aircraft. K & F's other subsidiary, Engineered Fabrics Corporation, is a major producer of aircraft fuel tanks, de-icing equipment and specialty coated fabrics used for storage, shipping, environmental and rescue applications for commercial and military uses.


                                      # # #


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Notice to Recipients

Any market analysis or financial projection presented herein represents the subjective view of the Company. While estimates for future performance are based on assumptions which management believes are reasonable, no representation is made as to their accuracy. There can be no assurance that management's views are accurate or that management's projections will be realized.

Some statements and information contained herein are not historical facts, but are "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition, the Company or its representatives have made and may continue to make forward-looking statements, orally, in writing or in other contexts, such as in reports filed with the SEC or press releases. These forward-looking statements may be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "should" or the like, the negative of these words or other variations of these words or comparable words, or discussion of strategy that involves risk and uncertainties. We caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of a wide variety of factors and conditions, many of which are beyond our control. Some of these factors and conditions include: (i) government or regulatory changes, (ii) dependence on our subsidiary, Aircraft Braking Systems Corporation, for operating income, (iii) competition in the market for our products, and (iv) our substantial indebtedness. This press release should be read in conjunction with our periodic reports filed with the SEC.


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                             K & F INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                 (In thousands)


                                                               Three Months
                                                                  Ended
                                                                March 31,
                                                        ------------------------
                                                          2004             2003
                                                        -------          -------

Sales                                                   $83,149          $82,075
Costs and Expenses                                       60,448           60,928
                                                        -------          -------
Operating Income                                         22,701           21,147
Interest Expense, net                                     9,762           10,998
                                                        -------          -------
Income Before Income Taxes                               12,939           10,149
Income Tax Provision                                      4,350            2,733
                                                        -------          -------
Net Income                                              $ 8,589          $ 7,416
                                                        =======          =======

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                             K & F INDUSTRIES, INC.
                             SELECTED FINANCIAL DATA
                                 (In thousands)


                                                              Three Months
                                                                 Ended
                                                               March 31,
                                                      --------------------------
                                                        2004              2003
                                                      --------          --------
Capital Expenditures                                  $    647          $    286
Bookings                                              $ 89,643          $ 75,450
Backlog                                               $137,064          $135,863
Cash and Cash Equivalents                             $ 44,547          $ 34,482
Total Debt                                            $395,000          $435,000
Shareholders' Deficiency                              $178,289          $220,122


                                      -9-
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                             K & F INDUSTRIES, INC.
            RECONCILIATION OF NET INCOME TO NON-GAAP EARNINGS BEFORE
             INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
                                 (In thousands)


                                                              Three Months
                                                                 Ended
                                                               March 31,
                                                       -------------------------
                                                         2004              2003
                                                       -------           -------
Net Income                                             $ 8,589           $ 7,416

Plus:
   Income Tax Provision                                  4,350             2,733
   Interest Expense, net                                 9,762            10,998
                                                       -------           -------
Operating Income                                        22,701            21,147
Plus:
   Depreciation                                          1,730             1,970
   Amortization                                          1,146             1,040
                                                       -------           -------
EBITDA                                                 $25,577           $24,157
                                                       =======           =======

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